Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Auto Search Cars, Inc., a development stage Company, (“the Company”).

We consent to the reference of our firm under the caption “Experts” to the registration statement, Amendment No. 2, Form S-4,  filed with the Securities and Exchange Commission (“the SEC”) on May 27, 2010, related to the Agreement of Merger and Plan of Reorganization and to the incorporation by reference therein of our report dated April 13, 2010, relating to the balance sheets of the Company as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholder’s deficiency, and cash flows and for the year ended December 31, 2009, the period February 1, 2008 (inception) to December 31, 2008 and for the period February 1, 2008 (inception) to December 31, 2009, included in its Annual Report, Form 10-K, for the year ended December 31, 2009, filed on April 15, 2010.

/s/ Bernstein & Pinchuk LLP

New York, New York
May 27, 2010